                  CONVERSION AND EXCHANGE AGREEMENT                  Exhibit 4.8

THIS AGREEMENT, dated November 25, 2002, is by and among CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company") and the following holders (the "Holders") of Class B voting convertible preferred stock of the Company (the "Preferred Stock"):

  ------------------------------------------------------------------------------
        Name of Holder                      Description of Preferred Stock
  ------------------------------------------------------------------------------
  Cahill, Warnock Strategic Partners   50,414 shares Class B Voting Convertible
  Fund, L.P.                           Preferred Stock

  Strategic Associates, L.P.           2,895 shares Class B Voting Convertible
                                       Preferred Stock
  ------------------------------------------------------------------------------

Background of the Agreement

          (a) The Company, in an effort to streamline its equity structure in order to enhance long term stockholder value and to position the Company for a listing on the NASDAQ National Market, desires to restructure its capital stock by converting the Preferred Stock to common stock of the Company.

          (b) In order to implement the capitalization restructuring, the Company has requested that the Holders agree to such conversion of the Preferred Stock.

          (c) To complete the capitalization restructuring and to allow the Company to increase long term stockholder value and position itself for listing on the NASDAQ National Market, the Holders are willing to agree to such exchange and conversion of the Preferred Stock pursuant to the terms and conditions set forth in this Agreement.

                                    Agreement

On the basis of the foregoing, it is agreed as follows:

             CONVERSION OF PREFERRED STOCK. SUBJECT TO THE TERMS AND
         CONDITIONS SET FORTH IN THIS AGREEMENT, ON THE CONVERSION DATE
       (AS DEFINED IN SECTION 5(A) BELOW) (A) THE PREFERRED STOCK SHALL BE
          CONVERTED (THE "CONVERSION") INTO THAT NUMBER OF SHARES (THE
           "CONVERTED SHARES") OF THE COMMON STOCK OF THE COMPANY, PAR
         VALUE $0.10 PER SHARE ("COMMON STOCK"), APPEARING OPPOSITE EACH
            HOLDER'S NAME ON SCHEDULE 1 ATTACHED HERETO; AND (B) THE
            COMPANY SHALL PAY EACH HOLDER A CASH PAYMENT IN AN AMOUNT
        THAT IS EQUAL TO $4.08 PER SHARE OF PREFERRED STOCK BENEFICIALLY
              OWNED BY SUCH HOLDER UPON THE CONVERSION DATE, (THE
          "ACCELERATED DIVIDEND PAYMENT"). NOTWITHSTANDING ANYTHING TO
           THE CONTRARY CONTAINED WITHIN THE COMPANY'S CERTIFICATE OF
           DESIGNATION, AS AMENDED, THE PARTIES HERETO AGREE THAT THE
          ACCELERATED DIVIDEND PAYMENT INCLUDES ALL DIVIDEND PAYMENTS
         OWED TO THE HOLDERS THROUGH THE YEARS ENDED DECEMBER 31, 2002
                             AND DECEMBER 31, 2003.

          DELIVERY OF PREFERRED STOCK CERTIFICATES. TOGETHER WITH THIS
             AGREEMENT, EACH HOLDER SHALL DELIVER TO THE COMPANY THE
         CERTIFICATE OR CERTIFICATES REPRESENTING THE PREFERRED STOCK,
         DULY ENDORSED FOR TRANSFER TO THE COMPANY OR ACCOMPANIED BY A
               DULY EXECUTED STOCK POWER IN FAVOR OF THE COMPANY
        (COLLECTIVELY, THE "PREFERRED STOCK CERTIFICATES"). THE COMPANY
           AGREES TO HOLD THE PREFERRED STOCK CERTIFICATES UNTIL THE
           CONVERSION DATE AND TO PROMPTLY RETURN THE PREFERRED STOCK
          CERTIFICATES TO THE RESPECTIVE HOLDERS IF THIS AGREEMENT IS
         TERMINATED PRIOR TO THE CONVERSION DATE. IF THE PREFERRED STOCK
             CERTIFICATES ARE NOT BEING DELIVERED TOGETHER WITH THIS
              AGREEMENT, THE HOLDERS AGREE TO PROMPTLY DELIVER THE
        PREFERRED STOCK CERTIFICATES TO, OR AS DIRECTED BY, THE COMPANY.

          REPRESENTATIONS BY THE COMPANY. THE COMPANY HEREBY REPRESENTS
                    AND WARRANTS TO THE HOLDERS AS FOLLOWS:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

          (b) The Converted Shares have been duly authorized and, upon delivery to each Holder of the Common Stock Certificates pursuant to Section 5(b) below, will be validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

          (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

          (d) After making due inquiry, neither this Agreement, nor any Schedule nor any instruments delivered by the Company or its representatives to the Holders in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          (e) Each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") prior to the date hereof (as such documents have been amended prior to the date hereof, the "SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder applicable to such SEC Reports, and none of the SEC Reports when filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the SEC Reports as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments not material in amount). None of the Company's subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. The adoption of any SEC rule, regulation or Staff Accounting Bulletin effective on or after January 1, 2000, has not adversely impacted and will not adversely impact, in any material respect, the amount or timing of revenue recognition by the Company or any of its subsidiaries as compared to their respective prior revenue recognition practices. Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations (i) fully reflected or reserved against in the financial statements included in the SEC Reports, or (ii) incurred since September 30, 2002 in the ordinary course of business.

               REPRESENTATIONS BY THE HOLDERS. EACH HOLDER HEREBY
               REPRESENTS AND WARRANTS TO THE COMPANY AS FOLLOWS:

          (a) It is the record and beneficial owner of the Preferred Stock, and such ownership is free and clear of any liens or encumbrances of any kind.

          (b) It has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Holder and constitutes the legal, valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

                  CONVERSION DATE; CONDITIONS TO EFFECTIVENESS.

          (a) The second business day following the day a shelf registration covering the Converted Stock and Common Stock held by the Holders (the "Shelf Registration") has been declared effective shall be referred to as the "Conversion Date." On the Conversion Date, subject to the satisfaction or waiver of the conditions set forth below, (A) the Company shall (y) cause the Conversion to occur pursuant to Section 1 hereof; and (z) pay by wire transfer of immediately available funds the Accelerated Dividend Payment as set forth in Section 1 hereof; and (B) the Holders shall deliver the Preferred Stock Certificates pursuant to Section 2 hereof.

          (b) The obligation of each Holder to proceed with the conversion and exchange of the Preferred Stock as provided herein shall be subject to the following conditions:

          1. On the Conversion Date, the Company shall execute and deliver to each Holder a certificate or certificates representing the Converted Shares, issued in the name of such Holder (the "Common Stock Certificates") for the number of Converted Shares appearing opposite such Holder's name on Schedule 1, which shall be freely tradable in accordance with federal and applicable state securities laws.

          2. Each Holder shall have received from the Company the Accelerated Dividend Payment.

          3. Each Holder shall have received an executed copy of the Amended and Restated Stockholders' Agreement by and among the Company and Holders in a form that is the same as Exhibit A (the "Stockholders' Agreement").

          4. All registrations and qualifications of the Converted Shares issued to the Holders on the Conversion Date required under federal and applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

          5. The Shelf Registration shall have been declared and shall be effective and the Company shall bear all costs and expenses incurred in connection with the Shelf Registration.

          6. Since September 30, 2002, there shall not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, prospects, financial condition or operations of the Company or the ability of the Company to consummate the transactions contemplated hereby.

          7. Since September 30, 2002, the Company shall have operated its business in the ordinary course, diligently and in good faith, consistent with past management practices; and the Company shall have maintained all of its properties in customary repair, order and condition, reasonable wear and tear excepted and will not have engaged in any significant or unusual transaction.

          8. The Registration Rights Agreement dated February 25, 1997 by and between the Company and the Holders shall have been amended and restated to have terms consistent with those in Article 6 of the Stockholders' Agreement.

         (c) The obligation of the Company to proceed with the issuance of the Converted Shares on conversion and exchange of the Preferred Stock as provided herein shall be subject to the following conditions:

             (i) The Company shall have received from each Holder the original Preferred Stock Certificates held by each Holder for cancellation on or before the Conversion Date, or shall have provided the Company with an affidavit of lost certificate and indemnity agreement reasonably satisfactory to the Company in respect of any liability which the Company may incur as a result of any claims which may subsequently be asserted against the Company in respect of the Preferred Stock Certificates.

         9. The Company shall have received an executed copy of the Stockholders' Agreement.

         10. All registrations and qualifications of the Converted Shares issued to the Holders on the Conversion Date required under federal and applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

                       EFFECT OF CONVERSION AND EXCHANGE.

         (a) Notwithstanding anything to contrary contained within the Certificate of Designations of the Preferred Stock, dated February 15, 1997 or the Certificate of Correction, dated March 3, 1997, each of the Holders acknowledges and agrees that the issuance of the Converted Shares on conversion and exchange of the Preferred Stock shall constitute satisfaction in full of any liability or obligation of the Company in respect of the Preferred Stock, and that, from and after the Conversion Date, the Company shall have no liability to the Holder, or to the successors, representatives or assigns of the Holder, in respect of or based on the Preferred Stock or the Preferred Stock Certificates, except the right to receive the Accelerated Dividend Payment and the Converted Shares as provided herein.

         (b) Notwithstanding Section 10.1 of that certain Convertible Preferred Stock Purchase Agreement by and among the Company and the Holders, dated February 25, 1997 and amended on March 20, 1997 (the "Purchase Agreement"), the parties hereto acknowledge and agree that the following sections of the Purchase Agreement shall be deleted in their entirety and shall have no force or effect: Section 6, entitled Covenants and Section 9, entitled Covenants of the Company. Except as specifically provided in this Section 6(b), all of the provisions, terms and conditions of the Purchase Agreement shall remain in full force and effect.

                                  TERMINATION.

         (a) This Agreement will automatically terminate ninety (90) days from the date hereof if the Conversion Date has not yet occurred.

     (b) The Holders will have the right to terminate this Agreement if, on the Conversion Date, the Company has not satisfied any of the conditions set forth in Section 5(b) hereof, unless the Holders waive such condition in writing.

     (c) The Company will have the right to terminate this Agreement if, on the Conversion Date, the Holders have not satisfied any of the conditions set forth in Section 5(c) hereof, unless the Company waives such condition in writing.

                                 MISCELLANEOUS.

         (a) Each party hereto agrees to execute and deliver, on request of the other party, such further documents or certificates as such party may request in order to further evidence and confirm the transactions described herein, and, in particular, to confirm the cancellation and termination of all obligations of the Company in respect of the Preferred Stock and the Preferred Stock Certificates from and after the Conversion Date.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder and their respective successors and assigns.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

         (e) The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

         (f) No modification hereof shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY                              HOLDER

CONCORDE CAREER COLLEGES, INC.       CAHILL, WARNOCK STRATEGIC
                                     PARTNERS FUND, L.P.

                                     By:    CAHILL WARNOCK STRATEGIC
By:      /s/ Jack L. Brozman                PARTNERS, L.P., its general partner
         --------------------
         Jack L. Brozman
         President                   By:    /s/ David L. Warnock
                                            --------------------
                                            David L. Warnock
                                            A General Partner

                                     STRATEGIC ASSOCIATES, L.P.

                                     By:    Cahill, Warnock Strategic Partners,
                                            L.P., its general partner

                                     By:    /s/ David L. Warnock
                                            --------------------
                                            David L. Warnock
                                            A General Partner

Schedule 1

     Schedule of existing Preferred Stock and Common Stock to be issued on conversion

                -------------------------------------------------------------------------------------------------------
                                                               Shares of Preferred
                                                               Stock Beneficially         Shares of Common Stock to
                     Name of  Shareholder                      Owned Prior to             be issued on conversion
                                                               conversion
                -------------------------------------------------------------------------------------------------------
                    Cahill, Warnock Strategic                   50,414                          504,140
                    Partners Fund, L.P. (1)
                -------------------------------------------------------------------------------------------------------
                    Strategic Associates, L.P. (2)               2,895                           28,950
                -------------------------------------------------------------------------------------------------------